EXHIBIT 99.1
                                                                    ------------

          Share Interest of Signatories to the Stockholders' Agreement
          ------------------------------------------------------------



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STOCKHOLDER                      SHARES                  PERCENTAGES
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Steven A. Horowitz               2,095,221               12.177%
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Gary Segal                       913,251                 5.307%
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David Wolf                       524,471                 3.048%
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Albert Horowitz                  91,324                  .530%
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Fred Horowitz                    182,690                 1.061%
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Jack Zemel                       55,220                  .320%
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Marc Zemel                       55,219                  .320%
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Jane Zemel                       55,220                  .320%
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Rona Zemel                       126,738                 .736%
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Alexander Zemel                  462,267                 2.686%
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Edward Papier                    144,120                 .837%
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Michael Sonnenberg               142,857                 .830%
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Dan Myers                        150,509                 .874%
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Cecile Rosman                    91,966                  .534%
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T. Finnegan/M. Gindel            46,896                  .272%
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Guadalupe Soguero IRA            71,592                  .416%
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Dr. Andrew Sirlin                91,259                  .530%
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Ludwig Sperling                  91,181                  .529%
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Mark Shefts                      182,179                 1.058%
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Dan Finnegan                     51,059                  .296%
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Ira Grunther                     36,346                  .211%
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Andrew Schenker                  23,367                  .135%
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Jerry Swartz                     361,739                 2.102%
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Stephen Birbiglia                85,274                  .495%
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Craig Conversano                 90,860                  .528%
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Bruce Goldberg                   198,463                 1.153%
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James Messina                    86,697                  .503%
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Newbridge Coverage: Capone, J.   84,336                  .490%
Glanzman & J. Murphy, Jr.
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Lawrence Raskin                  85,176                  .495%
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Peterson CRT                     108,678                 .631%
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Swartz CRT                       202,629                 1.177%
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